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GLOBAL PREFERRED HOLDINGS, INC.	FOR IMMEDIATE RELEASE

CONTACT: Bradley Barks	PHONE: 770/248-3531

www.gphre.com

GLOBAL PREFERRED HOLDINGS COMPLETES SALE OF REINSURANCE SUBSIDIARY TO AFFILIATE OF AEGON

Atlanta, Georgia, May 25, 2005 – Global Preferred Holdings, Inc. announced today that it has completed the sale of its wholly owned reinsurance subsidiary, Global Preferred Re Limited, to GPRe Acquisition Corp., a wholly owned subsidiary of AEGON N.V. As consideration, Global Preferred received shares of AEGON NV common stock that have an aggregate value of approximately $57 million. Global Preferred’s stockholders approved the proposed sale at a special meeting held on May 10, 2005.

Following the closing of the transaction, Global Preferred will distribute all AEGON common shares received at the closing and any of its remaining assets to its stockholders after making adequate provision for its liabilities in accordance with Delaware law. Global Preferred will close its stock transfer books and discontinue recording transfers of its common stock once it files for dissolution.

FORWARD-LOOKING STATEMENTS

Certain statements in this news release may contain forward-looking statements within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934. Such forward-looking statements are made pursuant to the “safe-harbor” provisions of the Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act of 1933.

All statements, other than statements of fact, included in this release, including, without limitation, statements regarding potential future plans and objectives of the company, are forward-looking statements that involve risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements.

We have described some important factors that could cause our actual results to differ materially from our expectations in “Factors that may Affect Future Results of Operations” included as Exhibit 99.1 in our Annual Report on Form 10-K, as amended, for the year ended December 31, 2004. You should carefully review these risks and additional risks described in other documents we file from time to time with the Securities and Exchange Commission, including quarterly reports on the Form 10-Q. Except as otherwise required by federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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